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                                  EXHIBIT 5
                                  ---------
                            VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                               2001 ROSS AVENUE
                           DALLAS, TEXAS 75201-2975
                           TELEPHONE (214) 220-7700
                              FAX (214) 220-7716


                                  June 5, 2001

Electronic Data Systems Corporation
5400 Legacy Drive
Plano, Texas  75024-3105

Ladies and Gentlemen:

     We have acted as counsel to Electronic Data Systems Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act") with respect to the Company's (i) debt securities ("Debt Securities"), in one or more series, which may be senior, senior subordinated or subordinated in priority of payment, certain of which may be convertible or exchangeable into common stock, par value $.01 per share, of the Company (including the attached preferred stock purchase rights, "Common Stock"); (ii) shares of Common Stock; (iii) shares of preferred stock, par value $.01 per share, of the Company ("Preferred Stock"), which may be convertible into shares of Common Stock or exchangeable for Debt Securities; (iv) depositary shares representing fractional interests in Preferred Stock (the "Depositary Shares"); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities ("Warrants"); (vi) contracts to purchase Common Stock or other securities at a future date or dates (the "Stock Purchase Contracts"); and (vii) Stock Purchase Contracts issued as a part of units consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock, Warrants or debt obligations of third parties, including United States treasury securities, securing the holders' obligations to purchase the securities under the Stock Purchase Contracts (the "Stock Purchase Units") (such Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the "Securities" and each, a "Security"), which Securities may be issued from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $4,000,000,000.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Articles of Incorporation, the Certificate of Designation of Series A Junior Participating Preferred Stock and the Amended and Restated Bylaws of the Company, each as amended to the date hereof (the "Charter Documents"); (ii) resolutions adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the Delaware General Corporation Law (the "DGCL"), a duly constituted and acting committee thereof, being referred to herein as the "Board"); (iii) the
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Indenture, dated August 12, 1996, by and between the Company and Texas Commerce
Bank National Association (now known as The Chase Manhattan Bank) (the "Existing Indenture"); (iv) the Indenture for Senior Debt Securities (the "Senior Indenture") to be entered into between the Company and the trustee, in the form included as an exhibit to the Registration Statement; (v) the Indenture for Subordinated Debt Securities (the "Subordinated Indenture," and together with the Existing Indenture and the Senior Indenture, the "Indentures," and each, an "Indenture") to be entered into between the Company and the trustee, in the form included as an exhibit to the Registration Statement; and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

     As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

     In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity;
(vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (ix) the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us;
(x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (xi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (xii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.

     Based on the foregoing, we are of the opinion that:

     1. With respect to Debt Securities to be issued under the Existing Indenture, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters; (ii) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the
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Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and
(iii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Existing Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Existing Indenture.

     2. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the Board has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Senior Indenture.

     3. With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Subordinated Indenture.

     4. With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or
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(b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be legally issued.

     5. With respect to shares of any series of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware as required under Section 151 of the DGCL (the "Certificate of Designation"); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be legally issued, fully paid and non-assessable.

     6. With respect to Depositary Shares, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable depositary agreements; and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Board upon payment of the consideration therefore provided for therein, the Depositary Shares will be legally issued.

     7. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Warrants will be legally issued.
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     8.  With respect to Stock Purchase Contracts, when (i) the purchase agreement for the Stock Purchase Contracts has been duly authorized and validly executed by the parties thereto; (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Stock Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefore provided for therein, the Stock Purchase Contracts will be legally issued.

     9. With respect to Stock Purchase Units, when (i) the purchase agreement for the Stock Purchase Units has been duly authorized and validly executed by the parties thereto, (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and
(iii) the Stock Purchase Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefore provided therein, the Stock Purchase Units will be legally issued.

     The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

     We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Existing Indenture, Senior Indenture or the Subordinated Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     The foregoing opinions are limited in all respects to the laws of the States of Delaware, New York and Texas and federal law of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                                Very truly yours,

                                                /s/  Vinson & Elkins L.L.P.